<PAGE 1>



                          EXHIBIT 23.1

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
ABM Industries Incorporated:

We consent to the incorporation by reference in the registration statement on Form S-8 of ABM Industries Incorporated 1987 Stock Option Plan of our report dated December 20, 1993, relating to the consolidated financial statements and consolidated financial statement schedules which report appears in the October 31, 1993 annual report on Form 10-K of ABM Industries Incorporated (formerly American Building Maintenance Industries, Inc.).


KPMG Peat Marwick
San Francisco, California
March 29, 1994